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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

Computer Horizons Corp.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-7282 (Commission File Number)	13-2638902 (IRS Employer Identification No.)
49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046-1495 (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 5—Other Events and Required FD Disclosure

        1.    On April 29, 2003, Computer Horizons Corp. ("Computer Horizons") issued a press release announcing that its Board has executed a separation and non-compete agreement with John J. Cassese, its founder and former CEO.

Item 7—Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    Exhibits

    99.1
    Press Release of Computer Horizons Corp. ("Computer Horizons") dated April 29, 2003 announcing that the Board of Directors of Computer Horizons has executed a separation and non-compete agreement with John J. Cassese, Computer Horizons founder and former CEO.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: April 29, 2003

COMPUTER HORIZONS CORP.
By:	/s/ WILLIAM J. MURPHY William J. Murphy Chief Executive Officer and President

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SIGNATURES